Exhibit 99.1

Black Spade Acquisition Co Announces the Separate Trading of its Class A Ordinary Shares and Warrants Commencing September 7, 2021

HONG KONG – September 7, 2021 – Black Spade Acquisition Co (the “Company”) announced that commencing September 7, 2021, holders of the units sold in the Company’s initial public offering of 16,900,000 units (including 1,900,000 units sold in connection with the partial exercise of the underwriter’s over-allotment option), with a total gross proceeds of $169,000,000, may elect to separately trade the Class A ordinary shares and warrants included in the units. Those units not separated will continue to trade on the New York Stock Exchange (the “NYSE”) under the symbol “BSAQU,” and the Class A ordinary shares and warrants that are separated will trade on the NYSE under the symbols “BSAQ” and “BSAQWS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

Citigroup Global Markets Inc. acted as the sole bookrunner for the offering. JonesTrading Institutional Services LLC and Loop Capital Markets LLC acted as co-managers for the offering. The offering was made only by means of a prospectus, copies of which may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, via telephone at 1-800-831-9146 or via email prospectus@citi.com.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 15, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Black Spade Acquisition Co

Black Spade Acquisition Co was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets. Although the Company may pursue an initial business combination opportunity in any industry or any region, it is focused on identifying a business combination target that can benefit from the extensive collective network, knowledge and experience of the Company’s founder and management team that is related to or in the entertainment industry, with a focus on enabling technology, lifestyle brands, products, or services and entertainment media. The Company intends to pursue opportunities globally and in areas where its founder and management team can contribute significantly, leveraging their extensive network, knowledge and experience.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including those with respect to the Company’s plans with respect to the target industry for a potential business combination. No assurance can be given that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Black Spade Acquisition Co

Lea Sze	Tel: +852 3955 1316	Email: lea.sze@blackspadeacquisition.com

Media Enquiries:

Strategic Financial Relations Limited

Vicky Lee	Tel: +852 2864 4834	Email: vicky.lee@sprg.com.hk
Christina Cheuk	Tel: +852 2114 4979	Email: christina.cheuk@sprg.com.hk

Website: http://www.sprg.com.hk/